KLEINERT'S, INC.

                           Offer to Purchase for Cash
                             Shares of Common Stock
                             at $18.00 Net Per Share

                               THE EXPIRATION DATE
           (UNLESS EXTENDED) IS 5:00 P.M., PHILADELPHIA, PENNSYLVANIA
                         TIME, ON FRIDAY, MAY 30, 1997


To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated April 15, 1997, by Kleinert's, Inc. (the "Company"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Company intends to purchase up to 1,000 shares (the "Maximum Tender Amount") of the Company's Common Stock, par value $1.00 per share (the "Shares"), from each record holder of Shares and from each beneficial holder of Shares who holds such Shares in "street name" through a broker, dealer, commercial bank, trust company or other nominee, upon the terms and subject to the conditions set forth in the Offer. The purchase price for each Share shall be $18.00, net to the Seller in cash.

     All Shares, up to the Maximum Tender Amount, properly tendered by each shareholder prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) (as may be extended by the Company) and not withdrawn, will be purchased at a purchase price of $18.00, net to the seller in cash, upon the terms and subject to the conditions of the Offer. All Shares not purchased pursuant to the Offer will be returned to the tendering shareholders at the Company's expense as promptly as practicable following the Expiration Date.

     We are the holder of record of Shares held for your account. As such, we are the only ones who can tender such Shares, and then only pursuant to your instructions. The Letter of Transmittal is for your information only and cannot be used by you to tender Shares we hold for your account.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account, up to the Maximum Tender Amount, upon the terms and subject to the conditions of the Offer, by completing the enclosed Instruction Form.

     We call your attention to the following:

          (1) You may tender any portion or all of your Shares, up to the Maximum Tender Amount, as indicated in the attached Instruction Form.

          (2) The Maximum Tender Amount applies to ALL Shares that you own, including Shares for which you are the registered owner, Shares held by us in your name for your account, and Shares held for your account by other nominees. You may, however, treat other accounts over which you have control but for which you are named in a different capacity (for example, trust accounts, custodial accounts and joint accounts) as separate accounts for purposes of tendering Shares in the Offer, and each will be entitled to tender up to the Maximum Tender Amount in the Offer.


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          (3)  The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 5 of the Offer to Purchase.

          (4) The Offer and withdrawal rights will expire at 5:00 p.m., Philadelphia, Pennsylvania time, on Monday, June 30, 1997, unless the Offer is extended.

          (5) Tendering shareholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer and sale of Shares to the Company pursuant to the Offer.

     If you wish to have us tender any of or all your Shares, up to the Maximum Tender Amount, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares, up to the Maximum Tender Amount, unless you specify otherwise on the instruction form.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PHILADELPHIA, PENNSYLVANIA TIME, ON MONDAY, JUNE 30, 1997, UNLESS THE OFFER IS EXTENDED.

     This Offer is not being made to, nor will the Company accept tenders from or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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


                                  INSTRUCTIONS

                               With Respect to the
                           Offer to Purchase for Cash
                 Up to a Maximum of 1,000 Shares of Common Stock
                                       of
                                KLEINERT'S, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April __, 1997, and the related Letter of Transmittal, dated April __, 1997 (which together constitute the "Offer"), in connection with the offer by Kleinert's, Inc., a Pennsylvania corporation (the "Company"), to purchase for cash from each record holder of its Common Stock, par value $1.00 per Share ("Shares"), and from each beneficial holder who holds such Shares in "street name" through a broker, dealer, commercial bank, trust company or other nominee, up to 1,000 Shares (the "Maximum Tender Amount") at a price of $18.00 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned registered in the undersigned's name, up to the Maximum Tender Amount, upon the terms and subject to the conditions of the Offer.

Number of Shares to be tendered by you for the account of the undersigned:

                                 _______ Shares

       [Unless otherwise indicated, all the Shares held for the account of the undersigned, up to the Maximum Tender Amount, will be tendered.]

     The undersigned hereby represents and warrants to you and to the Company that the total number of Shares to be tendered by you for the account of the undersigned, together with all other Shares being tendered by the undersigned, either directly or through other nominees who hold Shares for the account of the undersigned, does not exceed the Maximum Tender Amount. The undersigned understands and acknowledges that the Company is relying on this representation, and that a misrepresentation will permit the Company, at its sole option, to invalidate the tender of the undersigned's Shares.

                              SIGN HERE

Dated: ________, 1997

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                                              (Signature(s))

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                                         (Name(s)) (Please Print)

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                                                (Address)

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                                                (Zip Code)

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                                       (Area Code and Telephone No.)

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                            (Taxpayer Identification or Social Security Number)


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